EXHIBIT 10.29

                                      NOTE

$200,000.00                                      New York, New York
                                                 August 8, 2000


          FOR VALUE RECEIVED, DVL, INC, a Delaware corporation, with offices at 70 East 55th Street, New York, New York 10022 ("Maker") promises to pay RUMSON MORTGAGE HOLDING LLC, a Delaware limited liability company, with offices at 70 East 55th Street, New York, New York 10022 ("Holder"), the principal sum of TWO HUNDRED THOUSAND DOLLARS AND 00/100 ($200,000.00) and to pay interest thereon from the date hereof on the unpaid principal amount of this Note the rate of twelve percent (12%) per annum, compounded monthly, such principal and interest to be paid from and including the date hereof through the date of repayment as hereinafter provided.

          This Note shall be secured by the Maker's interest in any cash proceeds from Rumson Mortgage Holdings, LLC and Osborne Capital LLC (the "Funds") and any funds received by Maker during the term of this Note from Maker's interest in the Funds shall be used to pay Holder any unpaid principal and interest due under the provisions of this Note .


          All payments made hereof shall be applied first, to sums payable hereunder other than principal or interest, secondly to the payment of accrued interest on the unpaid principal balance and thirdly, in reduction of principal balance.


          All unpaid principal and accrued and unpaid interest which remains outstanding as of August 31,2001 (the "Maturity Date") shall be due in full as of such date.

          Upon any default hereunder by Maker, the entire unpaid principal balance and all accrued and unpaid interest evidenced by this Note shall become immediately due and payable. This Note shall be fully recourse to Maker.

          Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by Maker.

          The outstanding principal balance of this Note may be prepaid in full or part at any time without prepayment penalty.

          This Note shall not be assigned by either party without the express written consent of the other party.

          The interpretation of this Note and the rights and remedies of the parties hereto shall be governed by the laws of the State of New York.

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          IN WITNESS WHEREOF, the Maker, intending to be legally bound, has caused this instrument to be executed as of the day and year first written above.


                                    DVL, INC.


                                    By:
                                        ------------------------
                                        Gary Flicker
                                        Executive Vice President